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                                                           EXHIBIT 10.23
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                              HCI AGREEMENT NO. 420

                    PROPERTY CATASTROPHE EXCESS OF LOSS
                           REINSURANCE AGREEMENT
                  (hereinafter referred to as "Agreement")

                                    between

                           CALFARM INSURANCE COMPANY
                            Sacramento, California
                           ZENITH INSURANCE COMPANY
                          Woodland Hills, California
                            ZNAT INSURANCE COMPANY
                          Woodland Hills, California
                        ZENITH STAR INSURANCE COMPANY
                          Woodland Hills, California
                     And  Their Quota Share Reinsurers
             (hereinafter collectively referred to as the "Company")

                                      and

                     The Subscribing Reinsurers executing
     the Interests and Liabilities Agreements attached to this Agreement
         (hereinafter collectively referred to as the "Reinsurers")
______________________________________________________________________________


In consideration of the promises set forth in this Agreement, the parties agree as follows:


ARTICLE I - SCOPE OF AGREEMENT

     As a condition precedent to the Reinsurers' obligations under this Agreement, the Company shall cede to the Reinsurers the property business described in this Agreement, and the Reinsurers shall accept such business as reinsurance from the Company.

     This Agreement is comprised of Articles I through XXII and the Exhibits listed below. The terms of the Articles and of the Exhibits shall determine the rights and obligations of the parties. The terms of the Articles shall apply to each Exhibit unless specifically amended therein.


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EXHIBIT A - FIRST EXCESS OF LOSS REINSURANCE (CATASTROPHE)
                            of
                      PROPERTY BUSINESS

EXHIBIT B - SECOND EXCESS OF LOSS REINSURANCE (CATASTROPHE)
                            of
                      PROPERTY BUSINESS

EXHIBIT C -THIRD EXCESS OF LOSS REINSURANCE (CATASTROPHE)
                            of
                      PROPERTY BUSINESS

EXHIBIT D - FOURTH EXCESS OF LOSS REINSURANCE (CATASTROPHE)
                            of
                      PROPERTY BUSINESS


ARTICLE II - PARTIES TO THE AGREEMENT

     This Agreement is solely between the Company and the Reinsurers. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurers shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement .


ARTICLE III - TERM

     This Agreement shall apply to loss events which commence during the period from September 1, 1996 to August 31, 1997, both dates inclusive, at the place of the loss event.

     This Agreement shall not apply to loss events which commence prior to the effective date of this Agreement and continue during any part of the term of this Agreement. However, this Agreement shall apply to loss events which commence during and continue beyond the term of this Agreement and in the computation of the liability of the Reinsurers the entire ultimate net loss resulting from each such loss event shall be included, subject to the limitations set forth in paragraph (f) of the article entitled DEFINITIONS.


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     The Company shall have the option to cancel and rewrite this Agreement up to and including January 1, 1997. If such option is exercised and, subject to no known or reported losses at such date, and subject to terms for the ongoing reinsurance to be agreed, the premium for the period hereon shall be pro-rata of the reinsurance premium set forth in the Premium Section of the Exhibit.

     Alternatively, the Company shall have the sole option to cancel this Agreement up to and including January 1, 1997 at terms to be mutually agreed.


ARTICLE IV - DEFINITIONS

     (a)  PROPERTY BUSINESS

          This term shall mean direct property business written by the Company, as defined, and classified in its Association Edition of Annual Statement for Fire and Casualty Companies as:

          (l)  Fire;

          (2)  Allied lines (including extended coverage);

          (3) Farmowners multiple peril (applicable property and inland marine lines only);

          (4)  Blanket personal property;

          (5) Homeowners multiple peril (applicable property and inland marine lines only);

          (6)  Commercial multiple peril (applicable property lines only);

          (7)  Inland marine;

          (8)  Earthquake;

          (9)  Garagekeepers legal liability (comprehensive only),

          on risks located in the United States of America.

     (b)  COMPANY RETENTION

          This term shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this


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          amount is retained by the Company or its affiliated companies under common management or common ownership.

     (c)  ULTIMATE NET LOSS

          This term shall mean all payments by the Company in settlement of claims and losses, within the limits of liability or amounts of insurance of the policies of the Company, and adjustment expense, after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, other than the reinsurance pooling arrangement between Zenith Insurance Company, CalFarm Insurance Company, ZNAT Insurance Company and Zenith Star Insurance Company, whether collectible or not. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

     (d)  ADJUSTMENT EXPENSE

          This term shall mean expenditures by the Company in the direct defense of claims and as allocated to an individual claim or loss, other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company, made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest or delayed damages; and interest on any judgment or award.

     (e)  PREJUDGMENT INTEREST OR DELAYED DAMAGES

          This term shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made part of the settlement, verdict, award, or judgment.

     (f)  LOSS EVENT

          This term shall mean an occurrence or series of occurrences arising out of one event, provided that only the claims and losses sustained by the Company during the continuous period of 168 hours selected by the Company shall be used in the determination of the ultimate net loss; and only one such continuous period of 168 hours shall apply with respect to one event.


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          Additionally, with respect to riot or civil commotion and other causes of loss resultant therefrom only claims and losses sustained by the Company on risks within the limits of one city, town, or village or immediately adjacent thereto shall be used in the determination of ultimate net loss.

     (g)  SUBJECT NET EARNED PREMIUM

          This term shall mean the direct premium earned by the Company during the term of the Agreement on the business reinsured hereunder, after deduction of return premiums and after deduction of premiums paid for reinsurance which inures to the benefit of the Reinsurer.

          For the purposes of this Agreement, subject net earned premium shall be deemed to be 100% of the premiums on the lines of business reinsured hereunder. However, on the following lines, which are the so-called package policies (only when written on an indivisible premium basis) subject net earned premium shall be determined as:

          (1)  88% of the total homeowners and boatowners policy premiums;

          (2) 65% of the total farmowners and commercial multiple peril policy premiums.

          When any of the above policies is written on a divisible premium basis, the actual premium for the lines of business included in this Agreement shall be used rather than the percentage stated above.


ARTICLE V - EXCLUSIONS

     This Agreement shall not apply to:

     (a)  All lines of business not specifically covered hereunder;

     (b) Reinsurance assumed by the Company other than reinsurance assumed by Zenith Insurance Company from CalFarm Insurance Company, ZNAT Insurance Company or Zenith Star Insurance Company; all liability assumed under excess of loss insurance or reinsurance contracts;


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     (c)  All business excluded by the Pools, Associations and Syndicates
          Exclusion Clause attached hereto and made a part hereof;

     (d) Policies issued under retrospectively rated plans; policies issued with a deductible of more than $100,000, provided this exclusion shall not apply to policies which customarily provide a percentage deductible on the perils of earthquake or windstorm;

     (e) Liability coverages under homeowners, farmowners and commercial package policies; i.e., comprehensive personal, farm or commercial liability, medical payments and physical damage to property of others;

     (f) All casualty, fidelity, surety, forgery, boiler and machinery, burglary or glass business or coverages (not applicable to Section I coverages of multiple peril policies);

     (g)  The following risks, coverages and kinds of insurance:

          (l)  Accident and health;

          (2) Animal or livestock mortality policies; however, this exclusion shall not apply to fowl;

          (3) Automobile; however, this exclusion shall not apply with respect to garagekeepers legal liability coverages;

          (4)  Aviation;

          (5) Commercial hulls or hulls other than outboard motorboat and sailboat coverages;

          (6)  Credit warranty, financial guarantees;

          (7)  First class or registered mail;

          (8)  Gas or oil drilling risks;

          (9) Growing or standing crops, other than fire insurance; all crop hail insurance or any other coverages provided in connection therewith;

          (10) Jewelers and furriers block;

          (11) Negative film syndicates;


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          (12) Ocean marine;

          (13) Railroad Property;

     (h) Flood, surface water, waves, tidal water or tidal waves, overflow of streams or other bodies of water or spray from any of the foregoing, all whether driven by wind or not, unless written in conjunction with the peril of fire of similar amount;

     (i) Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

     (j) Difference in conditions insurance and similar kinds of insurance, howsoever styled;

     (k) Consequential, punitive, exemplary or compensatory damages resulting from an action taken by any policyholder, insured or assignee, against the Company for alleged or actual bad faith, fraud or negligence in the settlement of a claim;

     (l) Risks which have a total insurable value of more than $250,000,000;

     (m) War risk, bombardment, invasion, insurrection, rebellion, revolution, military or usurped power, or confiscation by order of any government or public authority, as excluded under a standard policy containing a standard war exclusion clause;

     (n) Nuclear incident per the Nuclear Incident Exclusion - Physical Damage - Reinsurance (NMA 1119) attached hereto;

     (o) Liability of the Company arising from its participation or membership, whether voluntary or involuntary, in any insolvency fund, including any guarantee fund, association, pool, plan or other facility which provides for the assessment of, payment by, or assumption by the Company of a part or the whole of any claim, debt, charge, fee or other obligations of an insurer, or its successors or assigns, which has been declared insolvent by any authority having jurisdiction;

     (p) Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and


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          freight carried therein, in all phases of operation (including but not limited to manufacturing, transit, pre-launch, launch, and in-orbit);

     (q)  Coverage afforded by ISO Pollutant Clean Up and Removal
          Additional Aggregate Limit of Insurance Endorsement CP 04 07 (Ed. 4/86) or as subsequently amended or by any similar endorsement affording such coverage;

     (r) Pollutant clean up or removal under any commercial property policy or any inland marine policy written by the Company which does not contain ISO Changes-Pollutants Endorsement CP 01 86 (Ed. 4/86) or as subsequently amended; however, this exclusion does not apply to any risk located in a jurisdiction which has not approved the Insurance Services Office exclusion or where other regulatory constraints prohibit the Company from attaching such endorsement. If the Company elects to file an endorsement independent of ISO, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurers and received the Reinsurers' prior approval.


ARTICLE VI - AUTOMATIC REINSTATEMENT

     The Limit of Liability of the Reinsurers under each Exhibit with respect to each loss event shall be reduced by an amount equal to the amount of liability paid by the Reinsurers, but that part of the liability of the Reinsurers that is so reduced shall be automatically reinstated from the commencement of the loss event for which payment is made; however, the Limit of Liability of the Reinsurers with respect to all loss events commencing during the term of this Agreement shall not exceed the amount set forth in the section entitled LIMIT AND RETENTION of each Exhibit. In consideration of this automatic reinstatement, the Company shall pay to the Reinsurers for each amount reinstated an additional reinsurance premium that shall be pro rata of the reinsurance premium set forth in the section entitled REINSURANCE PREMIUM of each Exhibit. The additional reinsurance premium shall be the product of the reinsurance premium set forth in the section entitled REINSURANCE PREMIUM of the applicable Exhibit, multiplied by the amount of the reinstated Limit of Liability of the Reinsurers divided by the total Limit of Liability of the Reinsurers for each loss event irrespective of the time of the commencement of the loss event.

     The reinsurance premium so developed for each amount reinstated shall be in addition to the reinsurance premium set forth in the section entitled REINSURANCE PREMIUM.


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ARTICLE VII - MANAGEMENT OF CLAIMS AND LOSSES

     The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurers, the Company shall permit the Reinsurers, at the expense of the Reinsurers, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurers. All payments of claims or losses by the Company within the limits of its policies which are within the limits set forth in this Agreement shall be binding on the Reinsurers, subject to the terms of this Agreement.


ARTICLE VIII - RECOVERIES

     The Company shall pay to or credit the Reinsurers with the Reinsurers' portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment expenses for recoveries shall be deducted from the amount recovered.

     The Reinsurers shall be subrogated to the rights of the Company to the extent of their loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurers. Recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.


ARTICLE IX - ERRORS AND OMISSIONS

     The Reinsurers shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurers shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.


ARTICLE X - REPORTS AND REMITTANCES

          (a)  CLAIMS AND LOSSES

          The Company shall report to the Reinsurers as soon as possible but within 60 days of each loss event, which in the Company's opinion, may involve the reinsurance afforded by this Agreement. The Company shall advise the Reinsurers of the estimated amount of ultimate net loss in connection with each loss event and of any subsequent changes in such estimates.


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          As soon as possible but within 45 days after receipt of a
          definitive statement of ultimate net loss from the Company, the Reinsurers shall pay to the Company the Reinsurers' portion of ultimate net loss. Any subsequent changes in the amount of ultimate net loss shall be reported by the Company to the Reinsurers and the amount due either party shall be remitted as soon as possible but within 45 days after receipt of such report.

     (b)  P.C.S. CATASTROPHE BULLETINS

          The Company shall furnish to the Reinsurers, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

          (l) The preliminary estimate of the amount recoverable from the Reinsurers;

          (2) The Reinsurers' portion of claims, losses, and adjustment expense paid less salvage recovered during each calendar quarter;

          (3) The Reinsurers' portion of reserves for claims, losses, and adjustment expense at the end of each calendar quarter.

     (c)  GENERAL

          In addition to the reports required by (a) and (b) above and by the Exhibits, the Company shall furnish such other information as may be required by the Reinsurers for the completion of the Reinsurers' quarterly and annual statements and internal records.

          All reports shall be rendered on forms acceptable to the Company and the Reinsurers.


ARTICLE XI - CURRENCY

     Wherever the sign "$" is used in this Agreement it shall mean United States Dollars. Premiums due the Reinsurers and loss payments due the Company shall be remitted in United States Dollars.


ARTICLE XII - REINSURANCE OVER THIS AGREEMENT

     The Company shall advise the Reinsurers of any reinsurance of the Company that


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would apply over and beyond the Limit of Liability of the Reinsurers under
Exhibit D of this Agreement.


ARTICLE XIII - SPECIAL ACCEPTANCES

     Business not within the terms of this Agreement may be submitted to the Reinsurers for special acceptance and, if accepted by the Reinsurers, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.


ARTICLE XIV - RESERVES AND TAXES

     The Reinsurers shall maintain the required reserves as to the Reinsurers' portion of unearned premium, if any, claims, losses, and adjustment expense.

     The Company shall be liable for all premium taxes on premium ceded to the Reinsurers under this Agreement. If the Reinsurers are obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurers; however, the Company shall not be required to pay taxes twice on the same premium.


ARTICLE XV - OFFSET

     The Company or the Reinsurers may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement.


ARTICLE XVI - INSPECTION OF RECORDS

     The Company shall allow the Reinsurers to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including Company files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurers.


ARTICLE XVII - ARBITRATION

     Any unresolved difference of opinion between any of the Reinsurers and the Company shall be submitted to arbitration by three arbitrators. If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses of claims, nor be construed as changing the liability of the Reinsurers


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under the terms of this Agreement from several to joint.

     One arbitrator shall be chosen by the Reinsurer(s), and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be persons who are or have been employed or engaged in a senior position in the insurance or reinsurance business.

     The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

     The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise. The arbitration shall be held at the times and places agreed upon by the arbitrators.


ARTICLE XVIII - INSOLVENCY OF THE COMPANY

     In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator immediately upon demand, with reasonable provision for verification, on the basis of the amount of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim.

     The Reinsurers shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurers shall have the right to investigate each such claim and to interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defenses which they may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.


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ARTICLE XIX - LOSS RESERVES (U.S. DOLLAR REINSURANCE LETTERS OF CREDIT)

     (This Article applies only to those Reinsurers who cannot qualify for credit in any State or any other governmental body having jurisdiction over the Company's loss reserves.)

     As regards all business coming within the scope of this Agreement, the Company agrees that when it shall file with the Insurance Department or set up on its books reserves for losses covered hereunder which it shall be required to set up by law, it will forward to the Reinsurers a statement showing the proportion of such loss reserves which is applicable to them. These reserves will consist solely of known outstanding losses that have been reported to the Reinsurers and allocated adjustment expense relating thereto. Each such Reinsurer hereby agrees it will apply for and secure delivery to the Company of a clean, unconditional, irrevocable Letter of Credit issued by Citibank, New York, New York, in an amount equal to such Reinsurer's proportion of said loss reserves or, at the option of such Reinsurer, provide a cash advance in an amount equal to such Reinsurer's proportion of said loss reserves. No reserves established in accordance with the foregoing shall include or be applied towards security for losses incurred but not reported.

     The Company undertakes to use and apply any amounts which it may draw upon such Irrevocable Letter of Credit pursuant to the terms of this Agreement, if any, under which the Letter of Credit is held, and for the following purposes only:

     (a) To pay such Reinsurer's share or to reimburse the Company for such Reinsurer's share of any ultimate net loss reinsured by this Agreement.

     (b) To make refund of any sum which is in excess of the actual amount required to pay such Reinsurer's share of any ultimate net loss reinsured by this Agreement.

     Citibank, New York, New York shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to see that withdrawals are made only upon the order of properly authorized representatives of the Company.


ARTICLE XX - SERVICE OF SUIT

     (This Article applies only to those Reinsurers who are domiciled outside the United States of America and also to Reinsurers unauthorized in the State of New York.)


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     In the event of the failure of the Reinsurers to whom this Article applies, or any one of them, to pay any amount claimed to be due hereunder, such Reinsurers, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction, and all matters arising hereunder shall be determined in accordance with the law and practice of such court.

     Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10010-6829, and in any suit instituted against any one of them upon this Agreement, the Reinsurers will abide by the final decision of such court or any appellate court in the event of an appeal.

     The above named are authorized and directed to accept service of process on behalf of the Reinsurers in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance on behalf of Reinsurers or any one of them in the event such a suit shall be instituted.

     Further, pursuant to any statute of any state, territory, or district of the United States which makes provisions therefor, the Reinsurers to whom this Article applies hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designate the above named Mendes and Mount as the firm to whom the said officer is authorized to mail such process or a true copy thereof.


ARTICLE XXI - FEDERAL EXCISE TAX

     (This Article applies only to those Reinsurers domiciled outside the United States of America, excepting Reinsurers exempt from the Federal Excise Tax.)

     The Reinsurers have agreed to allow for the purpose of paying Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

     In the event of any return of premium becoming due hereon the Reinsurers will deduct 1% from the amount of the return and the Company or its Agent should take steps to recover the tax from the United States Government.


ARTICLE XXII - INTERMEDIARY

     Herbert Clough Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to


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 notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expense, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurers through Herbert Clough Inc., Financial Centre, P.O. Box 10216, Stamford, Connecticut 06904-2216. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.


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                                               Effective:     September 1, 1996

                                   EXHIBIT A

                        Attached to and made a part of
                            HCI Agreement No. 420
            PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

                 FIRST EXCESS OF LOSS REINSURANCE (CATASTROPHE)
                                      of
                               PROPERTY BUSINESS
_______________________________________________________________________________


SECTION 1 - LIABILITY OF THE REINSURERS

     The Reinsurers shall pay to the Company, with respect to each loss event, 95% of the amount of ultimate net loss in excess of the Company Retention of $5,000,000, but not exceeding the Limit of Liability of the Reinsurers of 95% of the next $10,000,000 of ultimate net loss with respect to such loss event nor 95% of $20,000,000 with respect to all loss events commencing during the term of this Agreement.

     The Company shall retain net for its own account, with respect to each loss event, the remaining 5% of such ultimate net loss.


SECTION 2 - REINSURANCE PREMIUM

     As a condition precedent to the Reinsurers' obligations hereunder, the Company shall pay to the Reinsurers 1.96% of the Company's subject net earned premium during the term of the Agreement, subject to a minimum reinsurance premium of $1,291,500 and a deposit reinsurance premium of $1,614,400.


SECTION 3 - REINSURANCE PREMIUM REPORTS AND REMITTANCES

     The Company shall pay to the Reinsurers the deposit reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM in equal quarterly installments of $403,600 each on or before each on or before September 1, 1996, December 1, 1996, March 1, 1997 and June 1, 1997.

     Within 60 days after the expiration of this Agreement, the Company shall render to the Reinsurers a report of the Company's subject net earned premium during the term of the Agreement. The Company shall calculate the reinsurance premium thereon, shall balance such amount against the deposit reinsurance premium previously paid, and the amount due either party, subject to the minimum reinsurance premium, shall be remitted within 60 days.


                               HCI REFERENCE DNB

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                                              Effective:      September 1, 1996

                                   EXHIBIT B

                        Attached to and made a part of
                            HCI Agreement No. 420
           PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

               SECOND EXCESS OF LOSS REINSURANCE (CATASTROPHE)
                                      of
                                PROPERTY BUSINESS
_______________________________________________________________________________


SECTION 1 - LIABILITY OF THE REINSURERS

     The Reinsurers shall pay to the Company, with respect to each loss event, 95% of the amount of ultimate net loss in excess of the sum of:

     (a)  The Company Retention of $5,000,000; and

     (b)  The First Excess Cover of $10,000,000,

but not exceeding the Limit of Liability of the Reinsurers of 95% of the next $10,000,000 of ultimate net loss with respect to such loss event nor 95% of $20,000,000 with respect to all loss events commencing during the term of this Agreement.

     The Company shall retain net for its own account, with respect to each loss event, the remaining 5% of such ultimate net loss.


SECTION 2 - REINSURANCE PREMIUM

     As a condition precedent to the Reinsurers' obligations hereunder, the Company shall pay to the Reinsurers 1.18% of the Company's subject net earned premium during the term of the Agreement, subject to a minimum reinsurance premium of $777,500 and a deposit reinsurance premium of $971,900.


SECTION 3 - REINSURANCE PREMIUM REPORTS AND REMITTANCES

     The Company shall pay to the Reinsurers the deposit reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM in equal quarterly installments of $242,975 each on or before each on or before September 1, 1996, December 1, 1996, March 1, 1997 and June 1, 1997.


                               HCI REFERENCE DNC

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     Within 60 days after the expiration of this Agreement, the Company shall render to the Reinsurers a report of the Company's subject net earned premium during the term of the Agreement. The Company shall calculate the reinsurance premium thereon, shall balance such amount against the deposit reinsurance premium previously paid, and the amount due either party, subject to the minimum reinsurance premium, shall be remitted within 60 days.


                                      B-2
                               HCI REFERENCE DNC

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                                               Effective:     September 1, 1996

                                   EXHIBIT C

                        Attached to and made a part of
                            HCI Agreement No. 420
            PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

                 THIRD EXCESS OF LOSS REINSURANCE (CATASTROPHE)
                                       of
                                PROPERTY BUSINESS
_______________________________________________________________________________

SECTION 1 - LIABILITY OF THE REINSURERS

     The Reinsurers shall pay to the Company, with respect to each loss event, 95% of the amount of ultimate net loss in excess of the sum of:

     (a)  The Company Retention of $5,000,000; and

     (b)  The First Excess Cover of $10,000,000; and

     (c)  The Second Excess Cover of $10,000,000,

but not exceeding the Limit of Liability of the Reinsurers of 95% of the next $15,000,000 of ultimate net loss with respect to such loss event nor 95% of $30,000,000 with respect to all loss events commencing during the term of this Agreement.

     The Company shall retain net for its own account, with respect to each loss event, the remaining 5% of such ultimate net loss.


SECTION 2 - REINSURANCE PREMIUM

     As a condition precedent to the Reinsurers' obligations hereunder, the Company shall pay to the Reinsurers 1.25% of the Company's subject net earned premium during the term of the Agreement, subject to a minimum reinsurance premium of $823,600 and a deposit reinsurance premium of $1,029,600.


SECTION 3 - REINSURANCE PREMIUM REPORTS AND REMITTANCES

     The Company shall pay to the Reinsurers the deposit reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM in equal quarterly


                               HCI REFERENCE DND

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installments of $257,400 each on or before September 1, 1996, December 1, 1996,
March 1, 1997 and June 1, 1997.

     Within 60 days after the expiration of this Agreement, the Company shall render to the Reinsurers a report of the Company's subject net earned premium during the term of the Agreement. The Company shall calculate the reinsurance premium thereon, shall balance such amount against the deposit reinsurance premium previously paid, and the amount due either party, subject to the minimum reinsurance premium, shall be remitted within 60 days.


                                      C-2
                               HCI REFERENCE DND

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                                               Effective:     September 1, 1996

                                   EXHIBIT D

                        Attached to and made a part of
                            HCI Agreement No. 420
          PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

              FOURTH EXCESS OF LOSS REINSURANCE (CATASTROPHE)
                                       of
                                PROPERTY BUSINESS
_______________________________________________________________________________

SECTION 1 - LIABILITY OF THE REINSURERS

     The Reinsurers shall pay to the Company, with respect to each loss event, 95% of the amount of ultimate net loss in excess of the sum of:

     (a)  The Company Retention of $5,000,000; and

     (b)  The First Excess Cover of $10,000,000; and

     (c)  The Second Excess Cover of $10,000,000,

     (d)  The Third Excess Cover of $15,000,000,

but not exceeding the Limit of Liability of the Reinsurers of 95% of the next $10,000,000 of ultimate net loss with respect to such loss event nor 95% of $20,000,000 with respect to all loss events commencing during the term of this Agreement.

     The Company shall retain net for its own account, with respect to each loss event, the remaining 5% of such ultimate net loss.


SECTION 2 - REINSURANCE PREMIUM

     As a condition precedent to the Reinsurers' obligations hereunder, the Company shall pay to the Reinsurers 0.61% of the Company's subject net earned premium during the term of the Agreement, subject to a minimum reinsurance premium of $401,900 and a deposit reinsurance premium of $502,400.


                               HCI REFERENCE DPG

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SECTION 3 - REINSURANCE PREMIUM REPORTS AND REMITTANCES

     The Company shall pay to the Reinsurers the deposit reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM in equal quarterly installments of $125,600 each on or before September 1, 1996, December 1, 1996, March 1, 1997 and June 1, 1997.

     Within 60 days after the expiration of this Agreement, the Company shall render to the Reinsurers a report of the Company's subject net earned premium during the term of the Agreement. The Company shall calculate the reinsurance premium thereon, shall balance such amount against the deposit reinsurance premium previously paid, and the amount due either party, subject to the minimum reinsurance premium, shall be remitted within 60 days.


                                      D-2
                               HCI REFERENCE DPG
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POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE


SECTION A

Excluding:

     (a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

     (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in the respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other pools formed to provide coverage for Automobile Physical damage.


SECTION B

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

     Industrial Risk Insurers (formerly Factory Insurance Association and Oil Insurance Association), including Underwriters Grain Division.
     Associated Factory Mutuals.
     Improved Risk Mutuals.
     Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs.
     Nuclear Energy Property Insurance Association.
     Nuclear Energy Liability Insurance Association.
     Mutual Atomic Energy Reinsurance Pool.
     Mutual Atomic Energy Liability Underwriters.
     United States Aircraft Insurance Group.
     Canadian Aircraft Insurance Group.
     Associated Aviation Underwriters.
     American Aviation Underwriters.

Section B does not apply:

     (a) Where the Total Insured value over all interests of the risk in question is less than $250,000,000.

     (b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

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     (c)  To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

     (d) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this subsection (d) only.

     Where this Clause attaches to Catastrophe Excesses, the following SECTIONS C and D are added:

SECTION C


NEVERTHELESS the Reinsurers specifically agree that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

     (1)  The following so-called "Coastal Pools"

          ALABAMA INSURANCE UNDERWRITING ASSOCIATION
          FLORIDA WINDSTORM UNDERWRITING ASSOCIATION
          LOUISIANA INSURANCE UNDERWRITING ASSOCIATION
          MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION
          NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION
          SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION TEXAS CATASTROPHE PROPERTY INSURANCE ASSOCIATION

          and

     (2) All "Fair Plan" and "Rural Risk Plan" Business, including but not limited to:

          Florida Windstorm Underwriting Association (FWUA)
          Florida Property and Casualty Joint Underwriting Association (FPCJUA) Residential Property and Casualty Joint Underwriting
          Association (RPCJUA)

     for all perils otherwise protected hereunder shall not be excluded, except that this reinsurance does not include any increase in such liability resulting from:

     (i) The inability of any other participant in such Residual Market Mechanism including but not limited to "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability.

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     (ii) Any claim against such Residual Market Mechanism including but not limited to "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund.


SECTION D

NOTWITHSTANDING Section C above, in respect of the FWUA, FPCJUA, and RPCJUA, where an assessment is made against the Company by the FWUA, the FPCJUA, the RPCJUA, or any combination thereof, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall nor exceed the lesser of:

1. The Company's assessment from the relevant entity (FWUA, FPCJUA and/or RPCJUA) for the accounting year in which the loss occurrence commenced, or

2.   The product of the following:

    a) The Company's percentage participation in the relevant entity for the accounting year in which the loss occurrence commenced, and

    b)   The relevant entity's total losses in such loss occurrence.

     Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of the FWUA, the FPCJUA and/or the RPCJUA, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of the FWUA, the FPCJUA and/or the RPCJUA. For the purposes of this Agreement, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by the FWUA, the FPCJUA and/or the RPCJUA to meet the obligations of any insolvent insurer member or other party, or to meet any obligations arising from the deferment by the FWUA, FPCJUA and/or RPCJUA of the collection of monies.


--------------------------------------------------------------------------------
NOTES:   Wherever used herein the terms:

         "Company"    shall be understood to mean "Reinsured", "Reassured" or
                      whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

         "Contract"   shall be understood to mean "Agreement", "Policy" or
                      whatever other term is used to designate the attached reinsurance document.

         "Reinsurers" shall be understood to mean "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

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    NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - USA


    (1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

    (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

    (i) Nuclear reactor power plants including all auxiliary property on the site, or

    (ii) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

    (iii) Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

    (iv) Installations other than those listed in paragraph (2)(iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

    (3)   Without in any way restricting the operations of paragraphs (1) and
(2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

    (a) where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

    (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

    (4) Without in any way restricting the operations of paragraphs (1),(2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

    (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

    (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

    (7)   The Company to be sole judge of what constitutes:

    (a)   substantial quantities, and

    (b)   the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

    (a) all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

    (b) with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.